UNITED  STATES
                         SECURITIES  AND  EXCHANGE  COMMISSION
                              WASHINGTON,  D.C.  20549

                                    FORM  8-K

                                 CURRENT  REPORT

                     Pursuant  to  Section  13  or  15(d)  of  the
                         Securities  Exchange  Act  of  1934

                 Date  of  Event  Requiring  Report:  February  19,  2002

                              HIGHWAY  ONE-OWEB,  INC.
             (Exact  name  of  registrant  as  specified  in  its  charter)

         Utah                       0-26695                     87-0636107
(State  of Incorporation)     (Commission File No.)        (I.R.S Tax Id Number)

                                430  4th  Street
                              Ogden,  Utah  84404
          (Address  of  Principal  Executive  Offices)  (Zip  Code)

                                  801-393-4268
            (Issuer's  Telephone  Number,  Including  Area  Code)

Item  5.  Other  Events.

On January 17, 2002 Highway One-OWeb filed with the Commission a Preliminary Form 14-C by which it reported that it would seek stockholder ratification of the following actions (the "Actions"): (1) an Agreement and Plan of Merger with Export Erez USA, Inc. (hereafter "Export") executed on December 21, 2001 and the merger contemplated thereby; (2) Amendment of the Articles of Incorporation, as previously amended, changing the name of the Company to Defense Industries International, Inc. The actions had been approved by a resolution adopted by the Director of the Company and by the written consent of a majority of the outstanding shares at the close of business on January 10, 2002, the record date.

The Preliminary Form 14C was transmitted to stockholders on or about January 31, 2001.

However, from December 21, 2001 through February 19, 2002, neither Export nor any of its authorized agents took any substantial action to move the reorganization forward or close the December 21, 2001 Merger Agreement. The contemplated Amendments to the Articles of Incorporation of Highway One-OWeb have not been filed.

As a result of the lack of progress in closing the transaction, Pete Chandler, sole director of the corporation, adopted a Board Resolution dated February 15, 2002, a true and correct copy of which is filed herewith as Exhibit "A" to this Form 8-K, terminating the Agreement and Plan of Merger dated December 21, 2001 for failure of Export to take any actions to close the transaction or to provide the business records of Export as required by paragraph 7.4 of the Agreement, and pursuant to paragraph 10.1(b) thereof related to termination of the Agreement. Consistent with the terms of the resolution, Mr. Chandler caused the letter dated February 19, 2001 notifying Export of termination of the agreement to be transmitted to David Ficksman, Esq., the attorney for Export. A true and correct copy of this letter is filed herewith as Exhibit "B" to this Form 8-K. To date, no response to this notification has been received. As a result, there can be no assurance that Export will agree that the Agreement is terminated, but we believe Export's complete failure to take actions to close the Agreement is both evidence that Export does not intend to proceed under the agreement, and a sufficient basis for Highway One-OWeb to terminate the agreement unilaterally.

Accordingly, Highway One-OWeb deems the Agreement and Plan of Merger dated December 21, 2001 to be terminated, null and void, and of no further force or effect.

Pursuant to the foregoing Board Resolution, the Company will continue to explore other active business operations in which to engage. Reports of these activities will be made as conditions warrant.

     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     HIGHWAY  ONE-OWEB



Date:  March  4,  2002     /s/____________________________________________
                           Pete  Chandler,  President  and  Sole  Director